NEWS RELEASE
Gryphon Gold Corporation, 611 N Nevada Street, Carson City, NV 89703

Gryphon Gold Announces Installation of Replacement
ADR Refining Facility Boiler

CARSON CITY, NV - January 15, 2013 - Gryphon Gold Corporation (the “Company” or “Gryphon Gold”) (GGN: TSX; GYPH: OTCQB), a gold exploration, development, and production company focused on its Borealis Oxide Heap Leach Project in Nevada (the “Borealis Property”), announced that it has installed a replacement boiler in its Adsorption Desorption Recovery (ADR) refining facility. The boiler is currently undergoing testing and the Company expects it to be in operation by the end of this week.

“We are pleased to have found a new boiler so quickly to replace our previous unit that malfunctioned,” stated Donald B. Tschabrun, Chief Operating Officer of Gryphon Gold. “Once fully operational, we can immediately restart stripping gold from carbon and expect to pour gold early next week. In the interim, we have continued to circulate solution through the carbon columns to generate a backlog of gold.”

ABOUT GRYPHON GOLD:
Gryphon Gold produces gold from its Borealis Property, which is located in Nevada’s Walker Lane Gold Belt. The Company is expanding its production capacity and advancing the development of the oxide heap leachable gold and silver historically identified that includes both pre-processed and unprocessed ore. Gryphon Gold also plans to further expand and develop the significant sulphide resource available through exploration, metallurgical design and sulphide project permitting and development. The Borealis Property contains unpatented mining claims (including claims leased to the Company’s wholly owned subsidiary) of approximately 20 acres each, totaling about 15,020 acres, which has successful past production.

Gryphon Gold routinely posts news and other important information on its website: www.gryphongold.com.

For further information, please contact:

James T. O’Neil Jr.	Deborah K. Pawlowski
CEO and Interim CFO	Kei Advisors LLC
775.883.1456	716.843.3908
joneil@gryphongold.com	dpawlowski@keiadvisors.com

Safe Harbor Statement
This press release contains “forward-looking statements” and "forward-looking information" within the meaning of United States and Canadian securities laws, which may include, but are not limited to, statements relating to operating results; installation and operation of a boiler and crushers, resumption and expansion of production capacity, expansion of the heap leach pad, development of resources, and plans to advance the development of the Borealis Property. Such forward-looking statements and forward-looking information reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including risks associated with mining operations, risks associated with the installation and operation of new equipment, risks associated with the reduction in revenue from operations for the periods referred to in this release; risks associated with Gryphon’s limited capital resources, risks associated with the oxide heap, risks associated with exploration, metallurgical design and project permitting and development and the risks and uncertainties outlined under the section headings “Forward-Looking Statements” and “Risks Factors and Uncertainties” in the Annual and Quarterly Reports, as filed with the SEC and Canadian securities administrators and in the Company’s other reports, documents, and registration statements filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com ). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. The Company does not undertake to update forward-looking statements or forward-looking information, except as may be required by law. Full financial statements and securities filings are available on the Company’s website: www.gryphongold.com and www.sec.gov or www.sedar.com.

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